EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-157169) pertaining to the Farmer Bros. Co. 2007 Omnibus Plan of our reports dated September 13, 2010, with respect to the consolidated financial statements of Farmer Bros. Co. and the effectiveness of internal control over financial reporting of Farmer Bros. Co., included in its Annual Report (Form 10-K/A (Amendment No. 1)) for the year ended June 30, 2010.

/s/ ERNST & YOUNG LLP

Los Angeles, California

September 14, 2010